Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed on December 2, 2014, pertaining to Luxoft Holding, Inc 2014 Incentive Compensation Plan , of our report dated July 14, 2014 with respect to the consolidated financial statements of  Luxoft Holding, Inc for the year ended March 31, 2014, which appears in its annual report on Form 20-F as filed with the Securities and Exchange Commission on July 14, 2014 and amended on August 5, 2014.

/s/ Ernst & Young LLC

December 2, 2014